Exhibit 77(Q1)(e)


Amendment to
Investment Advisory Contract
between
Marshall Funds, Inc.
and
M&I Investment Management Corp.

	This Amendment to the Investment Advisory Contract ("Agreement") between Marshall Funds, Inc. ("Funds") and M&I Investment Management Corp. ("Service Provider") is made and entered into as of the 15th day of June, 2001.

	WHEREAS, the Funds have entered into the Agreement with the Service Provider;

	WHEREAS, the Securities and Exchange Commission has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

	WHEREAS, Regulation S-P permits financial institutions, such as the Funds, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined, to affiliated and nonaffiliated third parties of the Fund for the limited purposes of processing and servicing transactions (17 CFR 248.14); for specified law enforcement and miscellaneous purposes (17 CFR 248.15); and to service providers or in connection with joint marketing arrangements (17 CFR 248.13);

	NOW, THEREFORE, the parties intending to be legally bound agree as follows:

0	The Fund and the Service Provider hereby acknowledge that the
Fund may disclose shareholder NPI to the Service Provider as agent of the Fund and solely in furtherance of fulfilling the Service Provider's contractual obligations under the Agreement in the ordinary course of business to support the Fund and its shareholders.

1	The Service Provider hereby agrees to be bound to use and
redisclose such NPI only for the limited purpose set forth in the third WHEREAS clause above, that is:

		A.	To process transactions and service customer
relationships;

		B.	For certain specified law enforcement and
miscellaneous legally permitted purposes; and

		C.	As a fund service provider or in connection with
joint marketing arrangements solely at the direction and discretion of the Fund, each in accordance with the limited exceptions set forth in 17 CFR 248.13, 248.14 and 248.15, respectively.

2	The Service Provider further represents and warrants that, in accordance with 17 CFR 248.30, it has implemented safeguards by adopting policies and procedures reasonably designed to:

A.  	Insure the security and confidentiality of records
and NPI of Fund customers,

	B.	Protect against any anticipated threats or hazards to
the security or integrity of Fund customer records and NPI, and

		C.	Protect against unauthorized access to or use of such
Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

	4.   	The Service Provider is obligated to maintain beyond the
termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.

	WITNESS the due execution hereof this 15th day of June, 2001.

Marshall Funds, Inc.

By:  /s/ Brooke J. Billick
Name:  Brooke J. Billick
Title:  Secretary


M&I Investment Management Corp.


By:  /s/ David W. Schulz
Name:  David W. Schulz
Title:  President


Exhibit 77(Q1)(e)
Amendment to
Subadvisory Contract
between
M&I Investment Management Corp.
and
BPI Global Asset Management, LLP

	This Amendment to the Subadvisory Contract ("Agreement") between M&I Investment Management Corp. ("M&I"), as investment advisor of the Marshall Funds, Inc. ("Funds") and BPI Global Asset Management, LLP ("Service Provider") is made and entered into as of the 22nd day of June, 2001.

	WHEREAS, the Funds have entered into the Agreement with the Service Provider;

	WHEREAS, the Securities and Exchange Commission has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

	WHEREAS, Regulation S-P permits financial institutions, such as the Funds, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined, to affiliated and nonaffiliated third parties of the Fund for the limited purposes of processing and servicing transactions (17 CFR 248.14); for specified law enforcement and miscellaneous purposes (17 CFR 248.15); and to service providers or in connection with joint marketing arrangements (17 CFR 248.13);

	NOW, THEREFORE, the parties intending to be legally bound agree as follows:

	The Fund and the Service Provider hereby acknowledge that the Fund may disclose shareholder NPI to the Service Provider as agent of the Fund and solely in furtherance of fulfilling the Service Provider's contractual obligations under the Agreement in the ordinary course of business to support the Fund and its shareholders.

	The Service Provider hereby agrees to be bound to use and redisclose such NPI only for the limited purpose set forth in the third WHEREAS clause above, that is:

	A.	To process transactions and service customer
relationships;

	B.	For certain specified law enforcement and
miscellaneous legally permitted purposes; and

	C.	As a fund service provider or in connection with
joint marketing arrangements solely at the direction and discretion of the Fund, each in accordance with the limited exceptions set forth in 17 CFR 248.13, 248.14 and 248.15, respectively.

	The Service Provider further represents and warrants that, in accordance with 17 CFR 248.30, it has implemented safeguards by adopting policies and procedures reasonably designed to:

A.  	Insure the security and confidentiality of records
and NPI of Fund customers,

	B.	Protect against any anticipated threats or hazards to
the security or integrity of Fund customer records and NPI, and

		C.	Protect against unauthorized access to or use of such
Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

	4.   	The Service Provider is obligated to maintain beyond the
termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.

	WITNESS the due execution hereof this 22nd day of June, 2001.

M&I Investment Management Corp.

By:  /s/ Brooke J. Billick
Name:  Brooke J. Billick
Title:  Vice President & Securities
Counsel


BPI Global Asset Management, LLP


By:  /s/ Ryan Burrow
Name:  Ryan Burrow
Title:  President